EXHIBIT 10.8


                      CHIEF EXECUTIVE OFFICER'S BONUS PLAN
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     RESOLVED that a Chief Executive  Officer's  ("CEO") Bonus Plan (the "Plan")
is hereby established to reward the CEO on the success of the Company in accomplishing the factors noted below and to retain and motivate the CEO, whose contributions are critical to the success of the Company; and be it

     FURTHER RESOLVED, that the factors to be considered in making an award to the CEO under the Plan will be the effect of changes in share price, changes in ratings, acquisitions, Company restructuring, and other significant corporate events; and be it

     FURTHER RESOLVED, that all determinations regarding the achievement of any such factors and the amount of any award shall be made by the Committee in its sole and absolute discretion and awards, if any, shall be paid, in cash, as soon as practicable after the close of the year for which they were made; and be it

     FURTHER RESOLVED, that the actions and determinations of the Committee on all matters relating to the Plan and any awards thereunder shall be final and conclusive and no member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award thereunder; and be it

     FURTHER RESOLVED, that the Company shall withhold from any award paid under the Plan an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto; and be it

     FURTHER RESOLVED, that the Committee may from time to time suspend or discontinue the Plan or revise, amend or terminate the Plan; and be it

     FURTHER RESOLVED, that no provision of the Plan shall require the Company for the purpose of satisfying any obligations under the Plan to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purpose.
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